Exhibit 1.2

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

TO DEPOSIT COMMON SHARES AND ASSOCIATED RIGHTS

OF

CANADIAN OIL SANDS LIMITED

Pursuant to the Offer dated October 5, 2015 made by

SUNCOR ENERGY INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (CALGARY TIME) ON DECEMBER 4, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN BY THE OFFEROR.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.	YOU WISH TO ACCEPT THE OFFER BUT YOUR COMMON SHARE CERTIFICATES OR RIGHTS CERTIFICATES, IF APPLICABLE, ARE NOT IMMEDIATELY AVAILABLE, OR

2.	YOUR COMMON SHARE CERTIFICATES OR RIGHTS CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer (the “Offer”) made by Suncor Energy Inc. (the “Offeror”) to purchase all of the common shares together with the associated rights to purchase the common shares issued and outstanding under the Shareholder Rights Plan (the common shares together with the Rights, the “Shares”) of Canadian Oil Sands Limited (the “Company”) as set forth in the Offer to Purchase and accompanying Take-Over Bid Circular dated October 5, 2015 (together, the “Offer and Circular”) only if certificates representing the Shares (or the associated Rights, if applicable,) to be deposited are not immediately available or if the holder of Shares (each, a “Shareholder”) is not able to deliver the certificates and all other required documents to Computershare Investor Services Inc. (the “Depositary”) at or prior to the Expiry Time, being 5:00 p.m. (Calgary time) on December 4, 2015, unless the Offer is extended or withdrawn by the Offeror. This Notice of Guaranteed Delivery may be delivered by hand, by courier, by mail or transmitted by facsimile to the Depositary at one of the offices specified on the back cover page of this Notice of Guaranteed Delivery, as the case may be.

The terms and conditions of the Offer and Circular are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms that are used but not defined in this Notice of Guaranteed Delivery and that are defined in the Offer and Circular shall have the meanings given to them in the Offer and Circular.

This Notice of Guaranteed Delivery is for use by registered holders of certificates for Shares and, if the Separation Time has occurred prior to the Expiry Time, holders of Rights Certificates representing the associated Rights, in connection with the Offer. Most Shareholders are non-registered Shareholders because the Shares they beneficially own are not registered in their names but are instead registered in the name of an intermediary, such as a broker, investment dealer, bank or trust company or other intermediary (an “Intermediary”), or in the name of a depository such as CDS Clearing and Depository Services Inc. in which the Intermediary through which the Shareholders own Shares is a participant. If you are a non-registered Shareholder, you should contact your Intermediary if you have questions regarding this process and carefully follow the instructions from the Intermediary that holds Shares on your behalf in order to deposit your Shares.

As set forth in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, if a registered Shareholder wishes to accept the Offer and either: (a) the certificate(s) representing such Shareholder’s Shares and, if the Separation Time has occurred prior to the Expiry Time, the Rights Certificate(s) representing the associated Rights, are not immediately available; or (b) such Shareholder is unable to deliver the certificate(s) or, if the Separation Time has occurred prior to the Expiry Time, the Rights Certificate(s) representing the associated Rights, the Letter of Transmittal and all other required documents (if any) to the Depositary by the Expiry Time, those Shares may nevertheless be tendered to the Offer provided that all of the following conditions are met:

(a)	such tender is made only at the principal office of the Depositary in Calgary, Alberta or Toronto, Ontario, by or through an Eligible Institution;

(b)

a copy of this Notice of Guaranteed Delivery (or a manually signed facsimile thereof), properly completed and executed, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Calgary, Alberta or Toronto, Ontario, at or before the Expiry Time;

(c)

the certificate(s) representing the Deposited Shares and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to Shareholders prior to the Expiry Time, the Rights Certificates representing the associated Rights, in proper form for transfer, together with a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof) with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by such Letter of Transmittal, are received at the Calgary, Alberta or Toronto, Ontario office of the Depositary by 5:00 p.m. (Calgary time) on or before the third trading day on the TSX after the Expiry Time; and

(d)

if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited Rights, together with a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof) with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal, are received at the Calgary, Alberta or Toronto, Ontario office of the Depositary by 5:00 p.m. (Calgary time) on or before the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually participating organizations in a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) certificates representing such Shares (or a Book-Entry Confirmation) and, if applicable, the associated Rights Certificate(s), (ii) a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required (or, in the case of a book-entry transfer, a Book-Entry Confirmation), and (iii) all other documents required by the Letter of Transmittal at or prior to 5:00 p.m. (Calgary time) on the third trading day on the TSX after the Expiry Time (except with respect to Rights Certificates if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, in which case receipt must be made by the Depositary, at its office set out herein, at or prior to 5:00 p.m. (Calgary time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders). If the Separation Time occurs prior to the Expiry Time, then a deposit of Shares constitutes an agreement by the undersigned to deliver, for no additional consideration, one or more Rights Certificates representing Rights equal in number to the number of Shares deposited under the Offer. The Offeror reserves the right to require, if a Separation Time occurs prior to the Expiry Time, that the Depositary receives Rights Certificate(s) from a Shareholder representing such Rights prior to the Offeror taking up the Shares for payment pursuant to the Offer.

The undersigned also understands and acknowledges that under no circumstances will any amount be paid by the Offeror or by the Depositary by reason of any delay in taking up and paying for any Shares or in providing the Offer Consideration on account of any Shares deposited under the Offer and accepted for take up and payment pursuant to the Offer.

Each authority herein conferred or agreed to be conferred is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:	SUNCOR ENERGY INC.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITARY

DO NOT SEND SHARE CERTIFICATES OR RIGHTS CERTIFICATES, IF APPLICABLE, WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES AND RIGHTS CERTIFICATES, IF APPLICABLE, MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY MUST BE TRANSMITTED TO THE DEPOSITARY BY FACSIMILE TRANSMISSION TO THE NUMBER SET FORTH ON THE BACK COVER PAGE OF THIS NOTICE OF GUARANTEED DELIVERY OR DELIVERED TO THE DEPOSITARY AT ONE OF THE OFFICES SPECIFIED ON THE BACK COVER PAGE OF THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO ANY OFFICE OTHER THAN ONE OF THE OFFICES OF THE DEPOSITARY SPECIFIED ON THE BACK COVER PAGE OF THIS NOTICE OF GUARANTEED DELIVERY OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN THE NUMBER FOR THE DEPOSITARY SET FORTH ON THE BACK COVER PAGE OF THIS NOTICE OF GUARANTEED DELIVERY DOES NOT CONSTITUTE DELIVERY FOR PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and in the related Letter of Transmittal, receipt of which is hereby acknowledged, Shares (which, for greater certainty, include the accompanying Rights) listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer, “Manner of the Acceptance – Procedure for Guaranteed Delivery”.

DESCRIPTION OF SHARES

(Please print or type. If space is insufficient, please attach a list in the form below.)

Certificate Number(s) (if available)	Name and Address of Registered Holder (please print)	Number of Shares Represented by Certificate	Number of Shares Deposited*

TOTAL:

DESCRIPTION OF ASSOCIATED RIGHTS**

(Please print or type. If space is insufficient, please attach a list in the form below.)

Rights Certificate Number(s) (if available)	Name and Address of Registered Holder (please print)	Number of Rights Represented by Rights Certificate	Number of Rights Deposited

TOTAL:

*

Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 6 in the Letter of Transmittal, “Partial Deposits”.

**	Need not be completed if the Separation Time has not occurred prior to the Expiry Time.

(Daytime Area Code and Telephone Numbers)	(Signature of Shareholder)

(Date)	(Please Print Name of Shareholder)

GUARANTEE OF DELIVERY

The undersigned, an Eligible Institution, guarantees delivery to the Depositary at its Calgary, Alberta or Toronto, Ontario office specified on the back cover page of this Notice of Guaranteed Delivery of the certificate(s) representing Shares deposited hereby, and, if the Separation Time occurs prior to the Expiry Time, the Rights Certificate(s) representing the associated Rights, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), relating to such Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal by: (a) 5:00 p.m. (Calgary time) on or before the third trading day on the TSX after the Expiry Time; or (b) if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, by 5:00 p.m. (Calgary time) on or before the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

Name of Firm	Authorized Signature

Address of Firm	Name (please print)

Title

Zip Code/Postal Code	Date

Area Code and Telephone Number

Pursuant to the terms of the Offer, Shareholders are entitled to receive 0.25 of an Offeror Common Share for each Share deposited.

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail:

P.O. Box 7021

31 Adelaide Street East

Toronto, Ontario M5C 3H2

Attn: Corporate Actions

By Registered Mail, Hand or by Courier

Calgary	Toronto

600, 530 – 8th Avenue S.W. Calgary, Alberta T2P 3S8 Attn: Corporate Actions	100 University Avenue, 8th Floor Toronto, Ontario M5J 2Y1 Attn: Corporation Actions

Toll Free in North America: 1-800-564-6253

Collect Outside of North America: 1-514-982-7555

Facsimile: 1-905-771-4082

Email: corporateactions@computershare.com